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                                                                      Exhibit 21

                             TUPPERWARE CORPORATION
                               Active Subsidiaries
                              As of March 24, 2003

The following subsidiaries are wholly owned by Tupperware Corporation or a subsidiary of Tupperware Corporation (degree of remoteness from the registrant is shown by indentations).

Tupperware Corporation
     Dart Industries Inc.
        Tupperware Espana, S.A.
             Tupperware, Industria Lusitana de Artigos Domesticos, Limitada
                  Tupperware (Portugal) Artigos Domesticos, Lda.
        Deerfield Land Corporation
        Tupperware Turkey, Inc.
        Dart Far East Sdn. Bhd.
        Dart de Venezuela, C.A.
        Tupperware Colombia S.A.
        Dart do Brasil Industria e Comercio Ltda.
             Daypar Participacoes Ltda
             Academia de Negocios S/C Ltda.
        Tupperware Hellas S.A.I.C.
        Tupperware Del Ecuador Cia. Ltda.
        Dart Industries Hong Kong Limited
        Dart Industries (New Zealand) Limited
        Tupperware New Zealand Staff Superannuation Plan
        Dart, S.A. de C.V.
        Servicios Especializados de Arrendamiento en Latinoamerica S.A. de C.V. Dartco Manufacturing Inc.
        Premiere Products, Inc.
             Premiere Korea Ltd.
                  Premiere Marketing Company
             Exportadora Lerma, S.A. de C.V.
             Tupperware Australia Pty. Ltd.
             Tupperware Singapore Pte. Ltd.
             Newco Logistica e Participacoes Ltda.
                  Centro de Distribuicao RS Ltda.
                  Distribuidora Comercial Nordeste de Produtos Plasticos Ltda. Distribuidora Comercial Paulista de Plasticos Ltda.
                  Centro de Distribuicao Mineira de Produtos de Plastico Ltda. Distribuidora Esplanada de Produtos Plasticos Ltda. Corcovado-Plast Distribuidora de Artigos Domesticos Ltda. Distribuidora Baiana de Produtos Plasticos Ltda
                  Uniao Norte Distribuidora de Produtos Plasticos Ltda
                  Eixo Sul Brasileiro de Artigos Domesticos Ltda.
                  Centro Oeste Distribuidora de Produtos Plasticos Ltda. Premiere Manufacturing, Inc.
        Tupperware U.S., Inc.
             Tupperware Distributors, Inc.
             Tupperware Factors Inc.

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                                                                      Exhibit 21

             Tupperware.com, Inc.
        Tupperware Canada Inc.
        Dart Staff Superannuation Fund Pty Ltd.
        Importadora Y Distribuidora Importupp Limitada
        Tupperware Iberica S.A.
        Tupperware (Thailand) Limited
        Tupperware Uruguay S.A.
        Dart Executive Pension Fund Limited
        Dart Pension Fund Limited
        Tupperware U.K. Holdings, Inc.
        The Tupperware Foundation
                  Auburn River Realty Company
        Tupperware Products, Inc.
        Tupperware de El Salvador, S.A. de C.V.
        Tupperware del Peru S.R.L.
        Dart Holdings, S. de R.L.
        Tupperware Honduras, S. de R.L.
        Tupperware de Costa Rica, S.A.
        Tupperware de Guatemala, S.A.
        Asociacion Nacional de Distribuidores de Productos Tupperware, A.C. Tupperware International Holdings Corporation
             Tupperware International Holdings BV
                  Tupperware Israel Ltd.
                  Tupperware Belgium N.V.
                       Tupperware France S.A.
                  Tupperware Polska Sp.zo.o
                  Dart Argentina S.A.
                       TWP S.A.
                  Tupperware Asia Pacific Holdings Private Limited
                       Tupperware India Private Limited
                       Tupperware China, LLC
                             Tupperware (China) Company Limited
                       Dart (Philippines), Inc.
                             Tupperware Realty Corporation
                             Tupperware Philippines, Inc.
                  Tupperware Holdings B.V.
                       Tupperware Services GmbH
                       Tupperware, Ltd.
                       Tupperware Nederland Properties B.V.
                             Tupperware Nederland B.V.
                                   Tupperware Deutschland GmbH
                                   Tupperware Osterreich G.m.b.H.
                             Tupperware Southern Africa (Proprietary) Limited
                       Tupperware Products B.V.
                       Tupperware (Suisse) SA
                       Tupperware Products S.A.
                       Tupperware d.o.o.
                       Tupperware Bulgaria EOOD
                       Tupperware Eesti OU

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                                                                      Exhibit 21

                        UAB "Tupperware"
                        SIA Tupperware Latvia
                        Tupperware Luxembourg S.ar.l.
                        Tupperware Slovakia s.r.o.
                        Tupperware Morocco
                        Tupperware Asset Management Sarl
                             Diecraft Australia Pty. Ltd.
                        Tupperware Egypt Ltd
                  Tupperware East Africa Limited
                  Tupperware Italia S.p.A.
                  Tupperware General Services N.V.
                  Japan Tupperware Co., Ltd.
                  Tupperware Trading Ltd.
                  Tupperware Czech Republic, spol. s.r.o.
                  Tupperware United Kingdom & Ireland Limited
                  Tupperware Nordic A/S
                  Tupperware Global Center SARL
           Tupperware Panama, S.A.
           Dart Manufacturing India Pvt. Ltd.
           Tupperware Finance Limited
           Premiere Products Mexico, S. de R.L.
               BeautiControl Mexico, S. de R.L.
           PT Imawi Benjaya
     Tupperware Finance Holding Company B.V.
           Tupperware Finance Company B.V.
     Tupperware Holdings Corporation
     Tupperware Home Parties Corporation
     Tupperware Export Sales, Ltd.
     Tupperware Services, Inc.
     Tupperware Holdings Ltd.
     BeautiControl, Inc.
           BC International Cosmetic & Image Services, Inc. BeautiControl Canada, Ltd.
           BeautiControl International Services, Inc.
           BeautiControl Asia Pacific Inc.
               BeautiControl Hong Kong, Inc.
               BeautiControl Japan, Inc.
               BeautiControl Taiwan, Inc.
           Eventus International, Inc.
           JLH Properties, Inc.
           BeautiControl Cosmeticos do Brasil Ltda.
     International Investor, Inc.

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